MHM

                      MURRELL, HALL, MCINTOSH & CO., PLLP
                         CERTIFIED PUBLIC ACCOUNTANTS

OKLAHOMA CITY                                                   NORMAN
KENNETH E. DORSEY                                         ROBERT C. MURRELL
CHARLES GRAY                                                STANLEY L. HALL
WALTER NORTHCUTT                                        MICHAEL E. MCINTOSH
GARY H. JONES                                            PHIL HOLLINGSWORTH
J. BRIAN LAW                                                    EDD PAINTER
                                                           STEVEN M. CORLEY




                                March 30, 2005



To the Audit Committee
Quest Resource Corporation



Dear Sirs,

      We have reviewed the Form 12B-25 related to the extension request to file the Company's December 31, 2004 Form 10 KSB and are in agreement with the statements made in Part III as to the reason for the delay in filing.






                               /s/ Charles Gray
                               Charles Gray - Audit Partner
                               Murrell, Hall, Mcintosh & Co., PLLP



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    OKLAHOMA CITY                WWW.MHMCPA.COM                 NORMAN
    2601 NORTHWEST                                       2402 WESTPORT DRIVE,
EXPRESSWAY, SUITE 700E                                  NORMAN, OK 73069-6336
  OKLAHOMA CITY, OK  73112                                 P.O. BOX 720360,
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